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                                                                  EXHIBIT 10(vi)




                           JEFFERSON-PILOT CORPORATION
                     MANAGEMENT INCENTIVE COMPENSATION PLAN
                                      2003

PURPOSE

The purpose of the annual Management Incentive Compensation Plan is to improve shareholder value by relating a portion of executive compensation to the attainment of predefined performance goals. The Plan serves to focus executive attention on specific business unit and individual objectives which, when attained, will meet or exceed shareholder expectations. The Plan is also intended to assist in securing and retaining highly qualified individuals.

The Plan applies for Jefferson-Pilot Corporation and all of its insurance subsidiaries.

ELIGIBILITY/BONUS POTENTIAL LEVEL

Individuals in the following classifications will be eligible to participate in the Plan:

     -      Officers of Jefferson Pilot Corporation

     -      Officers of its insurance subsidiaries

Participation by individuals not in the above classifications requires the approval of the Chief Executive Officer of the Corporation, and of the Compensation Committee for individuals whose salaries require approval of that Committee.

Bonus potential levels are as follows, expressed as fractions of annualized salary at the beginning of the bonus year:

[The bonus target and range for each officer or level of officer were established by the Compensation Committee for 2003 and will be revised or renewed by the Committee within the first 90 days of each calendar year. After yearend, the Committee also approves the specific bonus award for each executive officer and certain other senior officers.]

Level of participation requires the approval of the Chief Executive Officer, and of the Compensation Committee for the individuals whose salaries require approval of that Committee.

Participation by individuals hired or promoted after the February Compensation Committee meeting in the bonus year requires the approval of the Chief Executive Officer.

PERFORMANCE CRITERIA

The Chief Executive Officer shall recommend to the Compensation Committee for approval annually, performance criteria which support the Corporation's strategic goals and annual operating plans and which will be used in determining individual incentive compensation payments. INDIVIDUAL INCENTIVE FORMULAS MUST BE WEIGHTED AT LEAST 55% FOR EARNINGS EXCEPT FOR BENEFIT PARTNERS WHERE EARNINGS WILL BE WEIGHTED 65%. ANY EXCEPTION MUST HAVE PRIOR APPROVAL OF THE CEO. The minimum criteria for any incentive consideration is the achievement of threshold earnings level regardless of sales activity.


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Actual performance against such criteria shall be determined as soon as practicable after year end and verified by the Internal Auditing Department. Any adjustments to exclude extraordinary, unusual or non-recurring items shall be called to the attention of the Compensation Committee prior to its approval of awards for the year.

INDIVIDUAL PERFORMANCE ADJUSTMENT

The basic bonus calculated above may be adjusted up or down by up to 30% (limited to "Superior" amount) by the unit head based on an evaluation of performance or other factors.

Once all bonuses have been factored in this fashion, the resulting distribution determines each participant's share of the total bonus dollars to be paid. (In effect, this process is designed not to increase or decrease the total bonuses, but to redistribute some bonus dollars from those with lower evaluations to those individuals with the highest evaluations).

THE CEO HAS FINAL REVIEW AND APPROVAL AUTHORITY AND THE DISCRETION TO MAKE INDIVIDUAL BONUS ADJUSTMENTS BASED ON UNUSUAL CIRCUMSTANCES AND/OR PERFORMANCE.

VESTING

Incentive payments are not earned or vested until approved and paid, with the exception of death, disability, or retirement, in which case a prorata payment shall be earned. An eligible participant must be actively employed on the date of payment in order to receive an incentive payment, with the exceptions listed above or under special circumstances approved by the Chief Executive Officer, and by the Compensation Committee for individuals whose salaries require approval of that Committee.

PAYMENT

At the February Compensation Committee meeting, the Chief Executive Officer will present for review and approval a list of individual recommendations for incentive payment for those officers whose salaries require the approval of the Compensation Committee, together with an estimate of the aggregate payments to others under the Plan. Payments will be disbursed as soon as practicable after that Committee meeting.